Exhibit 99.1

USA Rare Earth Enters Definitive Agreements for Strategic Investment in Carester, Strengthening its European Rare Earth Partnership

Formalizes the Strategic Investment and Commercial Framework Between the Companies Announced in April 2026

Strengthens USA Rare Earth’s Midstream Rare Earth Platform in Europe and the Integrated Industrial Ecosystem Forming in Lacq, France

Carester’s Caremag Facility to Commence Operations in Q4 2026

Provides LCM Europe and USA Rare Earth Access to Carester’s Rare Earth Oxides; Gives Carester Access to USA Rare Earth Feedstock from Serra Verde and Round Top

STILLWATER, Okla., July 23, 2026 (GLOBE NEWSWIRE) -- USA Rare Earth, Inc. (Nasdaq: USAR) (the “Company”) today announced that it has entered into definitive agreements to acquire strategic minority stakes representing approximately 13.6 percent each in Carester SAS (“Carester”), a French leader in rare earth processing and separation. InfraVia, acting through its Critical Metals Fund, seeded by the French State as an anchor investor alongside private institutional capital, is acquiring a similar stake in Carester alongside USA Rare Earth

The agreements finalize the strategic investment and commercial framework the parties announced in April 2026. In addition to targeting healthy returns, USA Rare Earth and its subsidiary Less Common Metals (“LCM”) Europe will have the ability to purchase a portion of Carester’s oxide output from its Caremag facility. USA Rare Earth will have access to Carester’s engineering capabilities and related intellectual property for separation, processing, and recycling. In turn, Carester will have access to USA Rare Earth feedstock sources, including Serra Verde and the Round Top deposit in Texas.

“Integrating Carester’s capabilities into our global platform brings additional advanced processing optionality into our integrated value chain, further supporting our mining, metal making and magnet manufacturing businesses,” said Barbara Humpton, Chief Executive Officer of USA Rare Earth. “This is also a highly strategic financial investment, as Carester’s position as one of the few facilities outside of China capable of separating heavy rare earths beginning in 2027 can provide a distinct competitive advantage. We anticipate that this scarcity, coupled with accelerating demand for secure critical materials, can drive sustainable, long-term value for our shareholders.”

Founded in 2019, Carester is a French specialist in rare earth processing and separation technologies, with decades of technical expertise across the value chain from raw material sourcing through high-purity rare earth oxides. Carester is currently building its Caremag magnet recycling and heavy rare earth separation facility in Lacq, France, scheduled for commissioning in late 2026 with an anticipated annual production when fully ramped of 800 tonnes per annum (tpa) of neodymium-praseodymium (NdPr) oxide, 500 tpa of dysprosium (Dy) oxide and 100 tpa of terbium (Tb) oxide. The facility’s Dy and Tb oxide production is expected to represent approximately 15% of current world production of these magnetic heavy rare earth oxides.

Proceeds will primarily fund Carester’s next phase of growth, including expansion of its rare earth processing and separation platform (Caremag), research and development, and working capital. As a condition to completion of the strategic investment, portion of the joint investment will fund the acquisition of minority shareholders’ interest, resulting in their full exit. Funding is expected in the third quarter of 2026, subject to remaining customary conditions.

The investment is part of a broader partnership between USA Rare Earth, LCM Europe, and Carester to build an integrated rare earth industrial platform in Lacq, France, spanning processing, separation, metal and alloy production, and potentially magnet manufacturing. In parallel, USA Rare Earth, through LCM Europe, is developing a 3,750 mtpa metal and alloy production facility at the same location. Together, these projects are intended to form one of Europe’s most complete rare earth industrial ecosystems and to advance a secure, Western-aligned value chain across the United States, the United Kingdom, and Europe.

The Lacq platform builds on the French government’s previously announced support for the LCM Europe metallization and alloy project, including direct credits under the C3IV program of up to 45 percent of eligible equipment and real estate, up to €130 million, and Bpifrance Assurance Export’s readiness to consider a state guarantee (Garantie des Projets Stratégiques) covering 50 percent of commercial debt financing for project capital expenditures.

Transaction Advisors

Moelis & Company LLC acted as financial advisor and Latham & Watkins LLP acted as legal advisor to USA Rare Earth.

About USA Rare Earth

USA Rare Earth, Inc. (Nasdaq: USAR) is building a fully integrated rare earth and permanent magnet value chain across the United States, the United Kingdom, and Europe. Through its ownership of Less Common Metals Ltd. (LCM) and development of magnet manufacturing capacity in Stillwater, Oklahoma, USA Rare Earth operates across the entire value chain, from heavy rare earth processing to metal-making, alloy production, and neodymium magnet manufacturing. By combining domestic feedstock from the Round Top deposit with advanced processing technologies, recycling capabilities, and an expanding European industrial footprint, USA Rare Earth is establishing a secure, Western-aligned supply of materials essential to defense, electrification, robotics, energy, and advanced manufacturing.

About Carester

Founded in 2019 by Frédéric Carencotte and a team of international experts, Carester is a French company specializing in the refining of rare earth elements, critical materials for advanced technologies. The company is a leader in the separation and production of highly valuable heavy rare earth oxides including praseodymium (Pr), neodymium (Nd), terbium (Tb), and dysprosium (Dy), all critical components of permanent magnets. Carester processes both mined and recycled material, and its proprietary software intellectual property enables customers to optimize oxide formulations for specific use cases.

About InfraVia Capital Partners

Founded in 2008, InfraVia is a leading independent private capital firm specialized in real assets (infrastructure, critical metals, real estate) and technology investments. InfraVia is a conviction-driven investor focusing on resilient assets and long-term value creation through active, hands-on asset management. Headquartered in Paris, InfraVia is 100 percent partner-owned. InfraVia manages more than EUR 20 billion of capital and has invested in more than 60 companies across Europe.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include statements regarding the Company’s investment in Carester and the timing and completion of that investment, the development of Carester’s Caremag facility and LCM Europe’s planned metal and alloy production facility in Lacq, France, the Company’s role in establishing a midstream and downstream rare earth and magnet value chain in Europe, and USAR’s expectations for future development, operations, strategies, transactions and financial performance. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. Words such as “anticipate,” “can,” “continue,” “could,” “growth,” “may,” “might,” “plan,” “potential,” “project,” “propose,” “should,” “target,” “vision,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

Forward-looking statements are subject to risks and uncertainties and potentially inaccurate assumptions that could cause actual results to differ materially from our expectations, including without limitation: the investment in Carester is subject to remaining customary conditions and may not be completed on the terms contemplated or at all; Carester’s Caremag facility in Lacq, France is under construction and has not commenced commercial operation, and its commissioning may be delayed; the proposed transactions with Serra Verde Group and Texas Mineral Resources Corp. may not be consummated on their anticipated timelines or at all; we may not realize the anticipated benefits of our proposed and prior acquisitions, including expected synergies, financial performance, estimated earnings before interest, taxes, depreciation and amortization and, in the case of Serra Verde, integration of operations, on the anticipated timeline or at all; the ability of our magnet manufacturing facility in Stillwater, Oklahoma (the “Stillwater facility”) or other future magnet manufacturing facilities to commence commercial operations on the timing and with the production capacity anticipated or at all; our limited operating history; our ability to commercially extract minerals from the Round Top deposit in Texas on our anticipated timeline or at all; risks that we may experience delays, unforeseen expenses, increased capital costs, and other complications in operating our business; our ability to raise necessary capital on acceptable terms or at all; potential dilution to existing stockholders and adverse effect on our stock price if we issue additional common stock or equity-linked securities; the volatility of our stock price; our ability to satisfy project milestones and other conditions to disbursement under our financing arrangement with the DOC on the anticipated timeline or at all; our dependence on continued governmental support for the DOC financing transactions, which remains subject to changes in laws, regulations, administrations and appropriations; extensive affirmative and negative covenants, domestic content and national security guardrail provisions and ongoing reporting obligations in the DOC financing agreements that restrict our operational and financial flexibility; the risk that defaults under the DOC funding agreements could trigger cross-defaults across our financing arrangements; the impact of the DOC’s equity interest in us on our ability to pursue strategic transactions and on our relationships with customers, suppliers, partners and other counterparties; the availability of rare earth oxide, metal feedstock and other materials, utilities (including power and water) and equipment in quantities and prices that allow us to develop and commercially operate our Stillwater facility and other facilities; our ability to meet individual customer specifications and manufacture a consistently high quality product; fluctuations in demand for and prices of our products, including without limitation as a result of dumping, predatory pricing and other tactics by our competitors or state actors or the overall competitive environment; our ability to achieve positive cash flow or profitability or the ability to access cash flow within our corporate structure due to restrictions contained in our financing agreements; our ability to convert current commercial discussions and/or memorandums of understanding with customers for the sale of our neo magnets and other products into definitive orders; geopolitical developments or disruptions, such as changes in the political environment, export/import or environmental policy of the People’s Republic of China, the United States or other countries in which we operate or sell products or otherwise; limitations imposed on our business by the Chinese government; war, terrorism, natural disasters or public health emergencies; our ability to retain or recruit key personnel; environmental, health and safety regulations; and our ability to comply with requirements for federal, state and local government incentives and financing.

Additional risks and detailed information regarding factors that may cause actual results to differ materially has been and will be included in our filings with the SEC. Any forward-looking statements speak only as of the date of this report (or such other date as is specified in such statements), and USAR undertakes no obligation to update any forward-looking statements as a result of new information or future events or developments, except to the extent required by law.

Investor Contact

JB Lowe

Vice President, Investor Relations

USA Rare Earth, Inc.

ir@usare.com

Media Contact

Collected Strategies

USAR-CS@collectedstrategies.com

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